Registration Number 333-114991

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number One to
FORM S - 8

REGISTRATION STATEMENT
Under the Securities Act of 1933

Southern Community Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	56-2270620
(State of incorporation)	(I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Southern Community Financial Corporation 2001 Stock Option Plan for Directors
(Full title of the plan)

F. Scott Bauer
Southern Community Financial Corporation
4605 Country Club Road
Winston-Salem, North Carolina 27104
(Name and address of agent for service of process)

(336) 768-8500
(Telephone number of agent for service of process)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share/unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, without par value	22,896	$ 10.05	$ 230,105	$ 24.62

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers an indeterminate number of additional shares as may be authorized in the event of an increase in the number of issued shares pursuant to stock dividends, stock splits or other capital adjustments.

(2)
Estimated solely for purposes of calculating the registration fee and based, pursuant to Rule 457(h) under the Securities Act, on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on November 7, 2006.

Explanatory Note

This amendment is solely to register additional securities that were inadvertently omitted from the original Registration Statement. The contents of the original Registration Statement (Registration Number 333-114991) are incorporated by reference into this amendment number one to the Registration Statement.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

5	Opinion of Maupin Taylor, P.A. with respect to the legality of the securities registered hereby

23.1	Consent of Dixon Hughes PLLC

23.2	Consent of Counsel is included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern Community Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment number one to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 10, 2006.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ F. Scott Bauer
F. Scott Bauer
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ F. Scott Bauer F. Scott Bauer	Chairman of the Board and Chief Executive Officer	November 10, 2006

/s/ David W. Hinshaw David W. Hinshaw	Executive Vice President and Chief Financial Officer	November 10, 2006

/s/ Durward A. Smith, Jr.* Durward A. Smith, Jr.	Vice Chairman of the Board	November 10, 2006

/s/ Don Gray Angell* Don Gray Angell	Director	November 10, 2006

/s/ Zack W. Blackmon, Sr.* Zack W. Blackmon, Sr.	Director	November 10, 2006

/s/ Edward T. Brown* Edward T. Brown	Director	November 10, 2006

James G. Chrysson	Director	______, 2006

/s/ James O. Frye* James O. Frye	Director	November 10, 2006

/s/ Matthew G. Gallins* Matthew G. Gallins	Director	November 10, 2006

Lynn L. Lane	Director	_____, 2006

/s/ H. Lee Merritt, Jr.* H. Lee Merritt, Jr.	Director	November 10, 2006

W. Samuel Smoak	Director	_____, 2006

/s/ William G. Ward, Sr., M.D.* William G. Ward, Sr., M.D.	Director	November 10, 2006

* Pursuant to Power of Attorney filed with the Registration Statement.